                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                                 $250,000,000

                               CREDIT AGREEMENT

                                     among

                           ACT MANUFACTURING, INC.,
                              as Parent Borrower,

                             The Several Lenders
                       from Time to Time Parties Hereto,


                         CREDIT SUISSE FIRST BOSTON,
                             as Syndication Agent,

                              SOCIETE GENERALE,
                            as Documentation Agent

                                      and

                          THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                           Dated as of June 29, 2000




CHASE SECURITIES INC., as Lead Arranger, Sole Book Manager and Exclusive Advisor

          CHASE BUSINESS CREDIT CORPORATION, as Exclusive Co-Advisor

                               TABLE OF CONTENTS
                               -----------------

                                                                                           Page
SECTION 1. DEFINITIONS...................................................................    1
     1.1 Defined Terms...................................................................    1
     1.2 Other Definitional Provisions...................................................   26

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...............................................   27
     2.1 Term Commitments................................................................   27
     2.2 Procedure for Term Loan Borrowing...............................................   27
     2.3 Repayment of Term Loans.........................................................   27
     2.4 Revolving Commitments...........................................................   28
     2.5 Procedure for Revolving Loan Borrowing; Calculation of Borrowing Base...........   29
     2.6 Commitment Fees, etc............................................................   30
     2.7 Termination or Reduction of Revolving Commitments...............................   30
     2.8 Optional Prepayments............................................................   31
     2.9 Mandatory Prepayments...........................................................   31
     2.10 Conversion and Continuation Options............................................   32
     2.11 Limitations on Eurocurrency Tranches...........................................   33
     2.12 Interest Rates and Payment Dates...............................................   33
     2.13 Computation of Interest and Fees...............................................   33
     2.14 Inability to Determine Interest Rate...........................................   34
     2.15 Pro Rata Treatment and Payments................................................   34
     2.16 Requirements of Law............................................................   36
     2.17 Taxes..........................................................................   37
     2.18 Indemnity......................................................................   39
     2.19 Change of Lending Office.......................................................   39
     2.20 Replacement of Lenders.........................................................   39
     2.21 Currency Fluctuations, etc.....................................................   40
     2.22 Judgment Currency..............................................................   40

SECTION 3. LETTERS OF CREDIT.............................................................   41
     3.1 L/C Commitment..................................................................   41
     3.2 Procedure for Issuance of Letter of Credit......................................   41
     3.3 Fees and Other Charges..........................................................   41
     3.4 L/C Participations..............................................................   42
     3.5 Reimbursement Obligation of the Borrowers.......................................   43
     3.6 Obligations Absolute............................................................   43
     3.7 Letter of Credit Payments.......................................................   43
     3.8 Applications....................................................................   44

SECTION 4. REPRESENTATIONS AND WARRANTIES................................................   44
     4.1 Financial Condition.............................................................   44
     4.2 No Change.......................................................................   44
     4.3 Corporate Existence; Compliance with Law........................................   44
     4.4 Corporate Power; Authorization; Enforceable Obligations.........................   45
     4.5 No Legal Bar....................................................................   45

                                                                                           Page
     4.6 Litigation......................................................................   45
     4.7 No Default......................................................................   45
     4.8 Ownership of Property; Liens....................................................   46
     4.9 Intellectual Property...........................................................   46
     4.10 Taxes..........................................................................   46
     4.11 Federal Regulations............................................................   46
     4.12 Labor Matters..................................................................   46
     4.13 ERISA..........................................................................   47
     4.14 Investment Company Act; Other Regulations......................................   47
     4.15 Subsidiaries...................................................................   47
     4.16 Use of Proceeds................................................................   47
     4.17 Environmental Matters..........................................................   47
     4.18 Accuracy of Information, etc...................................................   48
     4.19 Security Documents.............................................................   49
     4.20 Solvency.......................................................................   49
     4.21 Certain Documents..............................................................   49

SECTION 5. CONDITIONS PRECEDENT..........................................................   49
     5.1 Conditions to Initial Extension of Credit.......................................   49
     5.2 Conditions to French Term Loans.................................................   52
     5.3 Conditions to Thai Term Loans...................................................   54
     5.4 Conditions to Each Extension of Credit..........................................   56

SECTION 6. AFFIRMATIVE COVENANTS.........................................................   56
     6.1 Financial Statements............................................................   56
     6.2 Certificates; Other Information.................................................   57
     6.3 Payment of Obligations..........................................................   59
     6.4 Maintenance of Existence; Compliance............................................   59
     6.5 Maintenance of Property; Insurance..............................................   59
     6.6 Inspection of Property; Books and Records;......................................   59
     6.7 Notices.........................................................................   59
     6.8 Environmental Laws..............................................................   60
     6.9 Interest Rate Protection........................................................   60
     6.10 Additional Collateral, etc.....................................................   60
     6.11 Lock Box Operation; Cash Management............................................   62

SECTION 7. NEGATIVE COVENANTS............................................................   62
     7.1 Financial Condition Covenants...................................................   62
     7.2 Indebtedness....................................................................   64
     7.3 Liens...........................................................................   65
     7.4 Fundamental Changes.............................................................   66
     7.5 Disposition of Property.........................................................   66
     7.6 Restricted Payments.............................................................   67
     7.7 Capital Expenditures............................................................   67
     7.8 Investments.....................................................................   67
     7.9 Optional Payments and Modifications of Certain Debt Instruments.................   68
     7.10 Transactions with Affiliates...................................................   68

                                                                                           Page
     7.11 Sales and Leasebacks...........................................................   69
     7.12 Changes in Fiscal Periods......................................................   69
     7.13 Negative Pledge Clauses........................................................   69
     7.14 Clauses Restricting Subsidiary Distributions...................................   69
     7.15 Lines of Business..............................................................   69
     7.16 Amendments to Acquisition Documents............................................   69
     7.17 Minimum Borrowing Base.........................................................   70

SECTION 8. EVENTS OF DEFAULT.............................................................   70

SECTION 9. THE ADMINISTRATIVE AGENT......................................................   74
     9.1 Appointment.....................................................................   74
     9.2 Delegation of Duties............................................................   74
     9.3 Exculpatory Provisions..........................................................   74
     9.4 Reliance by Administrative Agent................................................   75
     9.5 Notice of Default...............................................................   75
     9.6 Non-Reliance on Administrative Agent and Other Lenders..........................   75
     9.7 Indemnification.................................................................   76
     9.8 Administrative Agent in Its Individual Capacity.................................   76
     9.9 Successor Administrative Agent..................................................   77
     9.10 Multi-Currency Payment Agent...................................................   77

SECTION 10. MISCELLANEOUS................................................................   77
     10.1 Amendments and Waivers.........................................................   77
     10.2 Notices........................................................................   78
     10.3 No Waiver; Cumulative Remedies.................................................   79
     10.4 Survival of Representations and Warranties.....................................   80
     10.5 Payment of Expenses and Taxes..................................................   80
     10.6 Successors and Assigns; Participations and Assignments.........................   81
     10.7 Adjustments; Set-off...........................................................   84
     10.8 Counterparts...................................................................   84
     10.9 Severability...................................................................   85
     10.10 Integration...................................................................   85
     10.11 GOVERNING LAW.................................................................   85
     10.12 Submission To Jurisdiction; Waivers...........................................   85
     10.13 Acknowledgments...............................................................   86
     10.14 Releases of Guarantees and Liens..............................................   86
     10.15 Confidentiality...............................................................   86
     10.16 WAIVERS OF JURY TRIAL.........................................................   87

ANNEX:
-----

A    Pricing Grid

SCHEDULES:
---------

1.1A      Commitments
4.1       Financial Condition
4.4       Consents, Authorizations, Filings and Notices
4.6       Litigation
4.10      Taxes
4.15      Subsidiaries
4.17      Environmental Matters
4.18      Accuracy of Information, etc.
4.19      Filings and Other Actions Required to Perfect Security Interests
7.2(d)    Existing Indebtedness
7.3(f)    Existing Liens


EXHIBITS:
--------

A      Form of Guarantee and Collateral Agreement
B      Form of Compliance Certificate
C      Form of Closing Certificate
D      Form of Assignment and Acceptance
E-1    Form of Term Note
E-2    Form of Revolving Credit Note
F      Form of Legal Opinion of Testa, Hurwitz & Thibeault, LLP
G      Form of Exemption Certificate
H      Form of Borrowing Base Certificate
I      Form of Authorization Letter

            CREDIT AGREEMENT, dated as of June 29, 2000, among ACT



MANUFACTURING, INC., a Massachusetts corporation (the "Parent Borrower"), the
                                                       ---------------
several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as
                                -------
syndication agent (in such capacity, the "Syndication Agent"), SOCIETE GENERALE,
                                          -----------------
as documentation agent (the "Documentation Agent") and THE CHASE MANHATTAN BANK,
                             -------------------
as administrative agent (in such capacity, the "Administrative Agent").
                                                --------------------

          The parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

          1.1  Defined Terms. As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Account": any account receivable or right of the Borrowers or their
           -------
Subsidiaries to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

          "Acquisition Agreements": the collective reference to the French
           ----------------------
Acquisition Agreement and the Thai Acquisition Agreement.

          "Acquisition Documentation": collectively, the Acquisition Agreements
           --------------------------
and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

          "Acquisitions": the collective reference to the French Acquisition and
           ------------
the Thai Acquisition.

          "Adjustment Date": as defined in the Pricing Grid.
           ---------------

          "Administrative Agent": The Chase Manhattan Bank, together with its
           --------------------
affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to: (a) until the Initial Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans plus such Lender's unused Term Commitments and (ii) the amount of such Lender's

Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Alternate Base Rate": for any day, a rate per annum (rounded upwards,
           -------------------
if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum
                      ----------
publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the
                                                   ------------
sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-
                                                                       ------
Month Secondary CD Rate" shall mean, for any day, the secondary market rate for
-----------------------
three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Loans": Loans the rate of interest applicable to
           -------------------------
which is based upon the Alternate Base Rate.

          "Applicable Margin": for Alternate Base Rate Loans, 1.5% per annum and
           -----------------
for Eurocurrency Loans, 2.5%; provided, that on and after the date which is six
                              --------
months after the Initial Closing Date, the Applicable Margin with respect to Revolving Loans and Term Loans will be determined pursuant to the Pricing Grid.

          "Application": an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Approved Fund": with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale": any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by Section 7.2(h) or Section 7.5) that yields gross proceeds to the Parent Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit D.

          "Assignor": as defined in Section 10.6(c).
           --------

          "Available Revolving Commitment": as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit
                          ----
then outstanding.

          "Average Excess Availability": the daily average for the preceding
           ---------------------------
month of the amount by which the lesser of the Total Revolving Commitments or the Borrowing Base exceeds the Total Revolving Extensions of Credit.

          "Benefitted Lender": as defined in Section 10.7(a).
           -----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrowers": the collective reference to the Parent Borrower and the
           ---------
Subsidiary Borrower.

          "Borrowing Base": the sum in United States Dollars of the following
           --------------
determined as of the latest Borrowing Base Certificate delivered to the Administrative Agent:

          (a)  the sum of:

               (i) 80% of the aggregate amount of Qualified Accounts owed to the Parent Borrower or any Domestic Subsidiary; plus

               (ii) 50% of the aggregate amount of Qualified Inventory owned by the Parent Borrower or any Domestic Subsidiary; plus

               (iii) 80% of the appraised orderly liquidation value of Qualified
                     Machinery and Equipment owned by the Parent Borrower or any Domestic Subsidiary; plus

               (iv) the lesser of (A) the sum of (x) 65% of the Qualified Accounts owed to any Foreign Subsidiary, (y) 35% of Qualified Inventory owned by any Foreign Subsidiary, and
                     (z) 40% of the appraised orderly liquidation value of Qualified Machinery and Equipment owned by any Foreign Subsidiary; or (B) $25,000,000 (the "Foreign Subsidiary
                                                          ------------------
                     Collateral Sublimit");
                     -------------------

          minus

          (b)  the sum of:

               (i)   the then outstanding principal balance of the Term Loans;
                     plus

               (ii)  the aggregate amount of the L/C Obligations; plus

               (iii) the amount of any foreign exchange exposure; plus

               (iv) the amount of the Borrowers' liability under any Hedge Agreement;

in each case as calculated by the Administrative Agent from time to time; provided, however, that the Administrative Agent, in its sole discretion, may on
--------
reasonable notice to the Borrowers redetermine the Borrowing Base including, but not limited to, reducing the percentages of Qualified Accounts, Qualified Inventory, Qualified Machinery and Equipment included in the Borrowing Base.

          "Borrowing Base Certificate": a Borrowing Base Certificate,
           --------------------------
substantially in the form of Exhibit H.

          "Borrowing Date": any Business Day specified by the Parent Borrower or
           --------------
the Subsidiary Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

          "Business": as defined in Section 4.17(b).
           --------

          "Business Day": a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection
       --------
with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank Eurocurrency market.

          "Calculation Date": any Business Day as the Administrative Agent shall
           ----------------
elect, but in any event, at least once each calendar month. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, to the extent practicable, select the first day of each Interest Period applicable
                                   -----
to Multi-Currency Revolving Loans as Calculation Dates.

          "Capital Expenditures": for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such
           -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurocurrency time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's
                                                     ---
Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a
                          -------
nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate": for any day as applied to any Alternate Base
           -------------------
Rate Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory
                  ----
subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any Alternate Base
           ----------------------
Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Change of Control": (i) the acquisition by any Person (other than
           -----------------
John Pino) or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), directly or indirectly, beneficially or of record, of ownership or control of in excess of 30% of the voting common stock of the Parent Borrower on a fully diluted basis at any time or (ii) if any time, individuals who at the Initial Closing Date constituted the Board of Directors of the Parent Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent Borrower, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the Initial Closing Date or whose election or a nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Borrower.

          "Chase": The Chase Manhattan Bank, a New York banking corporation.
           -----

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral": all property of the Loan Parties, now owned or hereafter
           ----------
acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Account": collectively, any account of the Borrowers or
           ------------------
any of their Subsidiaries maintained by the Administrative Agent as an account into which all proceeds of Collateral shall be deposited pursuant to and under the Security Documents, as modified and amended from time to time, and pursuant to any Lock Box Agreement which the Borrowers or any of their Subsidiaries may enter into with the Administrative Agent.

          "Commitment": as to any Lender, the sum of the Term Commitment and the
           ----------
Revolving Commitment of such Lender.

          "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and
           -------------------                        --------
after the date which is six months after the Initial Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
that is under common control with the Parent Borrower or the Subsidiary Borrower, as the case may be, within the meaning of Section 4001 of ERISA or is part of a group that includes the Parent Borrower or the Subsidiary Borrower, as the case may be, and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible
           ----------------------
Officer substantially in the form of Exhibit B.

          "Conduit Lender": any special purpose corporation organized and
           --------------
administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent, the Parent Borrower and the Subsidiary Borrower; provided, that the designation by any
                                      --------
Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be
                        --------  -------
entitled to receive any greater amount pursuant to Section 2.16, 2.17, 2.18 or
10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

          "Confidential Information Memorandum": the Confidential Information
           -----------------------------------
Memorandum dated May 2000 and furnished to the Lenders.

          "Consolidated EBITDA": for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e)
                     --------
shall not, in the aggregate, exceed $15,000,000 for any four consecutive fiscal quarters of the Parent Borrower, and (f) any other non-cash charges, and minus,
                                                                         -----
to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio
           ----------------------------------------
of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Parent Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than Indebtedness incurred hereunder) incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges": for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Parent Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

          "Consolidated Interest Expense": for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its

Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio": as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income": for any period, the consolidated net income
           -----------------------
(or loss) of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent Borrower) in which the Parent Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Parent Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth": at any date, all amounts that would, in
           ----------------------
conformity with GAAP, be included on a consolidated balance sheet of the Parent Borrower and its Subsidiaries under stockholders' equity at such date.

          "Consolidated Senior Secured Debt": at any date, the aggregate
           --------------------------------
principal amount of all senior secured indebtedness for borrowed money of the Parent Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Secured Leverage Ratio": as at the last day of
           ------------------------------------------
any period, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt": at any date, the aggregate principal amount
           -----------------------
of all Funded Debt of the Parent Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Investment Affiliate": as to any Person, any other Person
           ----------------------------
that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default": any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Designated Foreign Currency": as defined in the definition of
           ---------------------------
Multi-Currency herein.

          "Disposition": with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
           -------       -----------

          "Dollar Equivalent": on any date of determination, with respect to any
           -----------------
amount in any Multi-Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Multi-Currency then in effect, in the case of any such Multi-Currency as determined pursuant to Section 2.21.

          "Dollars" and "$": dollars in lawful currency of the United States.
           -------       -


          "Domestic Subsidiary": any Subsidiary of any of the Borrowers
           -------------------
organized under the laws of any jurisdiction within the United States.

          "Environmental Laws": any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Base Rate": with respect to each day during each
           ----------------------
Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in euros, Dollars or in the applicable Designated Foreign Currency with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate
--------  -------
British Bankers Assoc. Interest Settlement Rates Page, "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum equal to the rate at which Chase is offered deposits in Dollars or in the applicable Designated Foreign Currency at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of Dollars or such Designated Foreign Currency, as the case may be, are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc.
                                          -------------------------------
Interest Settlement Rates Page" shall mean the display designated as Page 3750
------------------------------
(or such other page on which any Designated Foreign Currency then appears) on the Telerate screen (or such other page as may replace such page for the purpose of displaying the rates at which Dollar deposits or deposits in any Designated Foreign Currency are offered by leading banks in the London interbank deposit market).

          "Eurocurrency Loans": Loans the rate of interest applicable to which
           ------------------
is based upon the Eurocurrency Rate.

          "Eurocurrency Rate": for any Eurocurrency Loans, a rate per annum
           -----------------
(rounded upwards, if necessary, to the nearest 1/32 of 1%) determined by the Administrative Agent to be equal to (i) the Eurocurrency Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Eurocurrency Reserve Requirement for such Loans.

          "euros": the single currency of the European Union as constituted by
           -----
the Treaty on the European Union.

          "Eurocurrency Reserve Requirements": for any day as applied to a
           ---------------------------------
Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurocurrency Tranche": the collective reference to Eurocurrency Loans
           --------------------
under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided
           ----------------
that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Exchange Rate": with respect to any Multi-Currency on a particular
           -------------
date, the rate at which such Multi-Currency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multi-Currency as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multi-Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent's spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multi-Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multi-Currency, for delivery on a spot basis; provided, however, that if at the
                                              --------  -------
time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of
           ---------------------------
which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Parent Borrower, result in adverse tax consequences to the Parent Borrower and/or such Subsidiary.

          "Existing Thai Facilities": the secured credit facilities of the Thai
           ------------------------
Target aggregating approximately $40,000,000 in existence as of the date hereof.

          "Facility": each of (a) the Term Commitments and the Term Loans made
           --------
thereunder (the "Term Facility"), (b) the US Dollar Revolving Commitments and
                 -------------
the extensions of credit made thereunder (the "US Dollar Revolving Facility")
                                               ----------------------------
and (c) the Multi-Currency Revolving Commitments and the extensions of credit made thereunder (the "Multi-Currency Revolving Facility").
                      ---------------------------------

          "Federal Funds Effective Rate": for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary": any Subsidiary of the Parent Borrower that is
           ------------------
not a Domestic Subsidiary.

          "French Acquisition": as defined in Section 5.2.
           ------------------

          "French Acquisition Agreement": the Share Purchase Agreement to be
           ----------------------------
dated on or prior to September 30, 2000 between the Subsidiary Borrower and Bull Electronics Europe, Bull S.A. and Bull HM Information Systems, Inc. pursuant to which the Subsidiary Borrower shall purchase 100% of the capital stock of the French Target.

          "French Closing Date": the date on which the conditions precedent set
           -------------------
forth in Section 5.2 shall have been satisfied, which date shall be no later than September 30, 2000.

          "French Target": Bull Electronics Europe.
           -------------

          "French Term Commitment": as to any Lender, the obligation of such
           ----------------------
Lender, if any, to make French Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "French Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the French Term Commitments is $75,000,000.

          "French Term Lender": each Lender that has a French Term Commitment or
           ------------------
that holds French Term Loans.

     "French Term Loans": as defined in Section 2.1(a).
      -----------------

     "Funded Debt": in respect of any Person, (a) all Indebtedness of such
      -----------
Person for borrowed money or which has been incurred in connection with the acquisition of assets (excluding leases defined as "operating leases" under GAAP), in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin),
(b) all payments in respect of item (a) above that were required to be made within one year prior to the date of any determination of Funded Debt, if the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (c) all capitalized rentals of such Person, and (d) interest-bearing Indebtedness for borrowed money having a maturity of less than one year.

     "Funding Office": the office of the Administrative Agent specified in
      --------------
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrowers and the Lenders.

     "GAAP": generally accepted accounting principles in the United States as in
      ----
effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

     "Governmental Authority": any nation or government, any state or other
      ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

     "Granting Lender": as defined in Section 10.6.
      ---------------

     "Guarantee and Collateral Agreement": the Guarantee and Collateral
      ----------------------------------
Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any
      --------------------                          -------------------
obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
         --------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

     "Guarantors": the collective reference to the Subsidiary Guarantors and
      ----------
with respect to the Revolving Loans to the Subsidiary Borrower, the Parent Borrower.

     "Hedge Agreements": all interest rate swaps, caps or collar agreements or
      ----------------
similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Indebtedness": of any Person at any date, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

     "Initial Closing Date": the date on which the conditions precedent set
      --------------------
forth in Section 5.1 shall have been satisfied, which date is June 29, 2000.

     "Insolvency": with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.
      ---------

     "Intellectual Property": the collective reference to all rights, priorities
      ---------------------
and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last
      ---------------------
day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an Alternate Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

     "Interest Period": as to any Eurocurrency Loan, (a) initially, the period
      ---------------
commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Parent Borrower or the Subsidiary Borrower, as the case may be, in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided
                                                                       --------
that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrowers may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan.

        "Investments": as defined in Section 7.8.
         -----------

        "Issuing Lender": The Chase Manhattan Bank, in its capacity as issuer of
         --------------
any Letter of Credit.

        "L/C Commitment": $5,000,000.
         --------------

        "L/C Fee Payment Date": the last day of each March, June, September and
         --------------------
December and the last day of the Revolving Commitment Period.

        "L/C Obligations": at any time, an amount equal to the sum of (a) the
         ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

        "L/C Participants": the collective reference to all the Revolving
         ----------------
Lenders other than the Issuing Lender.

        "Lenders": as defined in the preamble hereto; provided, that unless the
         -------                                      --------
context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

        "Letters of Credit": as defined in Section 3.1(a).
         -----------------

        "Lien": any mortgage, pledge, hypothecation, assignment, deposit
         ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

        "Loan": any loan made by any Lender pursuant to this Agreement.
         ----

     "Loan Documents": this Agreement, the Security Documents and the Notes.
      --------------

     "Loan Parties": the Parent Borrower, the Subsidiary Borrower and each other
      ------------
Subsidiary of the Borrowers that is a party to a Loan Document.

     "Lock Box Agreements": agreements pursuant to which the Administrative
      -------------------
Agent maintains a post office box into which customers of the Borrowers and certain of their Subsidiaries remit payments of Accounts and to which the Administrative Agent shall have sole means of access.

     "Majority Facility Lenders": with respect to any Facility, the holders of
      -------------------------
more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the US Dollar Revolving Facility, prior to any termination of the US Dollar Revolving Commitments, the holders of more than 50% of the Total US Dollar Revolving Commitments and, in the case of the Multi-Currency Revolving Facility, prior to any termination of the Multi-Currency Revolving Commitments, the holders of more than 50% of the Total Multi-Currency Revolving Commitments).

     "Material Adverse Effect": a material adverse effect on (a) the
      -----------------------
Acquisitions, (b) the business, property, operations or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern": any gasoline or petroleum (including
      ----------------------------------
crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Multi-Currency": each of euros, Dollars and other readily available and
      --------------
freely traded currencies to be mutually agreed upon by either of the Borrowers and the applicable Multi-Currency Revolving Lender (each such currency, a "Designated Foreign Currency").
 ---------------------------

     "Multi-Currency Payment Agent": the London branch office of Chase.
      ----------------------------

     "Multi-Currency Revolving Commitment": as to any Multi-Currency Revolving
      -----------------------------------
Lender, the obligation of such Multi-Currency Revolving Lender, if any, to make Multi-Currency Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Multi-Currency Revolving Commitment" opposite such Multi-Currency Revolving Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Multi-Currency Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. Up to an aggregate principal amount of the Dollar Equivalent of $20,000,000 will be available for the Total Multi-Currency Revolving Commitment.

     "Multi-Currency Revolving Lender": each Lender that has a Multi-Currency
      -------------------------------
Revolving Commitment or that holds Multi-Currency Revolving Loans.

     "Multi-Currency Revolving Loans": as defined in section 2.4(a).
      ------------------------------

     "Multi-Currency Revolving Percentage": as to any Multi-Currency Revolving
      -----------------------------------
Lender at any time, the percentage which such Multi-Currency Lender's Multi-Currency Revolving Commitment then constitutes of the Total Multi-Currency Revolving Commitments (or, at any time after the Multi-Currency Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Multi-Currency Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Multi-Currency Revolving Loans then outstanding).

     "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery
      -----------------
Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

     "Non-Excluded Taxes": as defined in Section 2.17(a).
      ------------------

     "Non-U.S. Lender": as defined in Section 2.17(d).
      ---------------

     "Notes": the collective reference to any promissory note evidencing Loans.
      -----

     "Obligations": the unpaid principal of and interest on (including interest
      -----------
accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower pursuant hereto) or otherwise.

     "Other Taxes": any and all present or future stamp or documentary taxes or
      -----------
any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Parent Borrower": as defined in the preamble hereto.
      ---------------

     "Participant": as defined in Section 10.6(b).
      -----------

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA (or any successor).

     "Person": an individual, partnership, corporation, limited liability
      ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan that is covered by
      ----
ERISA and in respect of which the Parent Borrower or the Subsidiary Borrower, as the case may be, or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pricing Grid": the pricing grid attached hereto as Annex A.
      ------------

     "Pro Forma Balance Sheet": the pro forma balance sheet as delivered
      -----------------------
pursuant to Section 5.1(b).

     "Projections": as defined in Section 6.2(c).
      -----------

     "Properties": as defined in Section 4.17(a).
      ----------

     "Qualified Accounts": Accounts owing to any Borrower or any of their
      ------------------
Subsidiaries, now existing or hereafter arising, each of which Accounts met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

     (a) The Account is due and payable in full within 30 days (except as set forth in the Borrowing Base Certificate), is not unbilled or subject to bill and hold absent a written agreement acceptable to the Administrative Agent, and not more than (i) 90 days have elapsed since the invoice date in the case of invoice date aging, and (ii) 60 days have elapsed since the due date shown in each invoice in the case of due date aging; provided that in the case of Accounts due
                                       --------
and payable more than 30 days from the invoice date, the account is due and payable in full within 60 days and not more than 90 days have elapsed since the invoice date;

     (b) The Account arose from the outright sale of goods or from the performance of services by any Borrower or Subsidiary, as applicable; such goods have been shipped to or on behalf of the account debtor or services have been performed; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Administrative Agent; and no rejection of or dispute concerning such goods or services has occurred;

     (c) The Account debtors of the Parent Borrower and its Domestic Subsidiaries are either (i) a resident of the United States, Canada or a country in the European Economic and Monetary Union with a Standard & Poor's (or comparable rating agency) rating of BBB+ or better, or (ii) one of the following
Persons: Dovatron Ireland, EMC Ireland or Hewlett Packard GmbH, or if the Account debtor does not meet the criteria of clauses (i) or (ii), the Account is backed by credit insurance or letters of credit satisfactory to the Administrative Agent;

     (d) The Account is not subject to any assignment, claim, lien or security interest, except in favor of the Administrative Agent and the Lenders;

     (e) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment;

     (f) The Account arose in the ordinary course of business of any Borrower or Subsidiary, as applicable, and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by any Borrower or Subsidiary, as applicable;

     (g) The Account debtor is not an Affiliate of the Borrowers or any of their Subsidiaries or a supplier (or an Affiliate of a supplier) of goods or services to the Borrowers or any of their Subsidiaries; provided that if the
                                                        --------
Account debtor is a supplier or an Affiliate of a supplier, only the amount due to such Account debtor shall be excluded from "Qualified Accounts" solely as a result of this clause (g); and provided further that no Account shall be
                               --------
excluded solely as a result of this clause (g) if the Account debtor acknowledges in written form satisfactory to the Administrative Agent that it does not have a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment;

     (h) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement;

     (i)  The Account is not due from an individual;

     (j) The Account is not due from the federal government of the United States unless all requirements of the Federal Assignment of Claims Act shall have been fully complied with to the satisfaction of the Administrative Agent;

     (k) The Account, if owned by the Parent Borrower or a Domestic Subsidiary, is subject to an enforceable, perfected, first priority Lien in favor of the Administrative Agent;

     (l) The Account debtor's total Account concentration to (i) the Parent Borrower and all Domestic Subsidiaries, (ii) all Foreign Subsidiaries or (iii) all Subsidiaries, does not exceed 35% of the aggregate of all such Accounts; and

     (m) The Administrative Agent in its discretion, reasonably exercised, has not deemed the credit worthiness of the Account or Account debtor unsatisfactory;

provided, however, that if 50% or more of the Accounts due from any Account debtor do not meet the above specifications, all Accounts due from such Account debtor shall be excluded from Qualified Accounts.

     "Qualified Inventory": the sum of (a) the value of raw material inventory,
      -------------------
(b) the value of finished goods inventory, and (c) the value of work in process inventory, each valued at the lower of cost (on first in, first out basis) or market, excluding (i) any goods that are the subject of any Account, (ii) any goods not in the possession of any Borrower or Subsidiary, as applicable, either
(A) on premises owned by any Borrower or Subsidiary, as applicable, or (B) on premises leased by any Borrower or Subsidiary, as applicable, and subject to a landlord's waiver in favor of the Lenders and the Administrative Agent in a form acceptable to the Administrative Agent, (iii) any goods subject to any lien, except a lien in favor of the Administrative Agent, or (iv) any goods owned by the Parent Borrower or a Domestic Subsidiary that are located in a jurisdiction in which the Administrative Agent's lien has not been perfected; less any reserves established by the Administrative Agent in its sole discretion (upon reasonable prior notice to the Borrowers) for matters similar (but not exclusive) to the following: in-transit inventory, obsolete or slow moving inventory, scrap, consigned goods, general supplies, seconds, and costs which are not capitalized in accordance with GAAP.

     "Qualified Machinery and Equipment": Equipment, as defined in Section 9-
      ---------------------------------
109(2) of the New York Uniform Commercial Code, which has been appraised by an appraiser or appraisers satisfactory to the Administrative Agent, on an orderly liquidation value basis, excluding (i) any Equipment not in the possession of any Borrower or Subsidiary, as applicable, either (A) on premises owned by any Borrower or Subsidiary, as applicable, or (B) on premises leased by any Borrower or Subsidiary, as applicable, and subject to a landlord's waiver in favor of the Lenders and the Administrative Agent in a form acceptable to the Administrative Agent, (ii) any Equipment subject to any lien, except a lien in favor of the Administrative Agent, or (iii) any Equipment owned by a Parent Borrower or a Domestic Subsidiary that is located in a jurisdiction in which the Administrative Agent's lien has not been perfected.

     "Recovery Event": any settlement of or payment in respect of any property
      --------------
or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent Borrower or any of its Subsidiaries.

     "Reference Lender": The Chase Manhattan Bank.
      ----------------

     "Regulation U": Regulation U of the Board as in effect from time to time.
      ------------

     "Reimbursement Obligation": the obligation of the Parent Borrower or the
      ------------------------
Subsidiary Borrower, as the case may be, to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the
      ----------------------------
aggregate Net Cash Proceeds received by the Parent Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event": any Asset Sale or Recovery Event in respect of which
      ------------------
the Parent Borrower or the Subsidiary Borrower, as the case may be, has delivered a Reinvestment Notice.

     "Reinvestment Notice": a written notice executed by a Responsible Officer
      -------------------
stating that no Event of Default has occurred and is continuing and that the Parent Borrower, directly or indirectly through a Subsidiary or the Subsidiary Borrower, as the case may be, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

     "Reinvestment Prepayment Amount": with respect to any Reinvestment Event,
      ------------------------------
the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Parent Borrower's or Subsidiary Borrower's business, as the case may be.

     "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the
      ----------------------------
earlier of (a) the date occurring six months after such Reinvestment Event and
(b) the date on which the Parent Borrower or the Subsidiary Borrower, as the case may be, shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in such Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

     "Reorganization": with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.(S)4043.

     "Required Lenders": at any time, the holders of more than 50% of (a) until
      ----------------
the Initial Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding plus the unused Term Commitments, if any, and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

     "Requirement of Law": as to any Person, the Certificate of Incorporation
      ------------------
and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reset Date": as defined in Section 2.21.
      ----------

     "Responsible Officer": the chief executive officer, president or chief
      -------------------
financial officer of the Parent Borrower or the Subsidiary Borrower, as the case may be, but in any event, with respect to financial matters, the chief financial officer of such Borrower.

     "Restricted Payments": as defined in Section 7.6.
      -------------------

     "Revolving Commitment": as to any Lender, the sum of (a) such Lender's US
      --------------------
Dollar Revolving Commitments and (b) such Lender's Multi-Currency Revolving Commitments. The original amount of the Total Revolving Commitments is $150,000,000.

     "Revolving Commitment Period": the period from and including the Initial
      ---------------------------
Closing Date to the Revolving Termination Date.

     "Revolving Extensions of Credit": as to any Revolving Lender at any time,
      ------------------------------
an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

     "Revolving Facility": the collective reference to the US Dollar Revolving
      ------------------
Facility and the Multi-Currency Revolving Facility.

     "Revolving Lender": each Lender that has a Revolving Commitment or that
      ----------------
holds Revolving Loans.

     "Revolving Loans": as defined in Section 2.4(a).
      ---------------

     "Revolving Percentage": as to any Revolving Lender at any time, the
      --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

     "Revolving Termination Date": June 28, 2005.
      --------------------------

     "SEC": the Securities and Exchange Commission, any successor thereto and
      ---
any analogous Governmental Authority.

     "Security Documents": the collective reference to the Guarantee and
      ------------------
Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but
      --------------------
that is not a Multiemployer Plan.

     "Solvent": when used with respect to any Person, means that, as of any date
      -------
of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     "SPC": as defined in Section 10.6.
      ---

     "Subsidiary": as to any Person, a corporation, partnership, limited
      ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower and shall include the Subsidiary Borrower.

     "Subsidiary Borrower": a wholly-owned subsidiary of the Parent Borrower to
      -------------------
be formed after the date hereof.

     "Subsidiary Guarantor": each Subsidiary of the Parent Borrower other than
      --------------------
any Excluded Foreign Subsidiary.

     "Term Commitment": as to any Lender, the sum of (a) such Lender's French
      ---------------
Term Commitment and (b) such Lender's Thai Term Commitment.

     "Term Lender": each Lender that has a Term Commitment or that holds Term
      -----------
Loans.

     "Term Loans": the collective reference to the French Term Loans and the
      ----------
Thai Term Loans.

                  "Term Percentage": as to any Term Lender at any time, the
                   ---------------
percentage which such Lender's Term Commitment then constitutes of the Total Term Commitments.

                  "Thai Acquisition": as defined in Section 5.3.
                   ----------------

                  "Thai Acquisition Agreement": the Tender Agreement to be dated
                   --------------------------
on or about September 30, 2000 between the Parent Borrower and the Thai Target pursuant to which the Parent Borrower shall purchase up to 100% of the capital stock of the Thai Target.

                  "Thai Closing Date": the date on which the conditions
                   -----------------
precedent set forth in Section 5.3 shall have been satisfied, which date shall be no later than September 30, 2000.

                  "Thai Target":  GSS Array Technology Public Company Limited.
                   -----------

                  "Thai Tender Offer": the tender offer made by the Parent
                   -----------------
Borrower in connection with the Thai Acquisition.

                  "Thai Term Commitment": as to any Lender, the obligation of
                   --------------------
such Lender, if any, to make a Thai Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Thai Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Thai Term Commitments is up to $25,000,000; provided that the
                                                          --------
aggregate amount of the Thai Term Commitments shall be reduced on a dollar for dollar basis by any refinancing of the Existing Thai Facilities in an aggregate amount in excess of $15,000,000.

                  "Thai Term Lender": each Lender that has a Thai Term
                   ----------------
Commitment or that holds Thai Term Loans.

                  "Thai Term Loans": as defined in Section 2.1(b).
                   ---------------

                  "Total Multi-Currency Revolving Commitment": at any time, the
                   -----------------------------------------
aggregate amount of the Multi-Currency Revolving Commitments then in effect.

                  "Total Revolving Commitments": at any time, the aggregate
                   ---------------------------
amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the
                   ------------------------------------
aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Total Term Commitments": at any time, the aggregate amount of
                   ----------------------
the Term Commitments in effect.

                  "Total US Dollar Revolving Commitment": at any time, the
                   ------------------------------------
aggregate amount of the US Dollar Revolving Commitments then in effect.

                  "Transferee": any Assignee or Participant.
                   ----------

                  "Type": as to any Loan, its nature as an Alternate Base Rate
                   ----
Loan or a Eurocurrency Loan.

                  "US Dollar Revolving Commitment": as to any US Dollar
                   ------------------------------
Revolving Lender, the obligation of such US Dollar Revolving Lender, if any, to make US Dollar Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "US Dollar Revolving Commitment" opposite such US Dollar Revolving Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such US Dollar Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the available US Dollar Revolving Commitment is (i) $150,000,000 minus (ii) the original Dollar Equivalent of the Multi-Currency Revolving Commitment.

                  "US Dollar Revolving Lender": each Lender that has a US Dollar
                   --------------------------
Revolving Commitment or that holds US Dollar Revolving Loans.

                  "US Dollar Revolving Loans": as defined in section 2.4(a).
                   -------------------------

                  "US Dollar Revolving Percentage": as to any US Dollar
                   ------------------------------
Revolving Lender at any time, the percentage which such US Dollar Lender's US Dollar Revolving Commitment then constitutes of the Total US Dollar Revolving Commitments (or, at any time after the US Dollar Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such US Dollar Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the US Dollar Revolving Loans then outstanding).

                  "US Revolving Loans": as defined in Section 2.4.
                   ------------------

                  "United States": the United States of America.
                   -------------

                  "Wholly Owned Subsidiary": as to any Person, any other Person
                   -----------------------
all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor
                   ---------------------------------
that is a Wholly Owned Subsidiary of the Parent Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise
                      -----------------------------
specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Parent Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and

"incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. (a) Subject to the terms and conditions
                      ----------------
hereof, each Term Lender severally agrees to make a term loan (a "French Term
                                                                  -----------
Loan") to the Parent Borrower on the French Closing Date in an amount not to
----
exceed the amount of the French Term Commitment of such Lender. The French Term Loans may from time to time be Eurocurrency Loans or Alternate Base Rate Loans, as determined by the Parent Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                  (b) Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Thai Term Loan") to the Parent
                                                --------------
Borrower on the Thai Closing Date in an amount not to exceed the amount of the Thai Term Commitment of such Lender. The Thai Term Loans may from time to time be Eurocurrency Loans or Alternate Base Rate Loans, as determined by the Parent Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.10.

                  2.2 Procedure for Term Loan Borrowing. The Parent Borrower
                      ---------------------------------
shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated French Closing Date or the Thai Closing Date, as the case may be) requesting that the Term Lenders make the Term Loans on the French Closing Date or the Thai Closing Date, as the case may be and specifying the amount to be borrowed. The Term Loans made on each of the French Closing Date and the Thai Closing Date shall initially be Alternate Base Rate Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Term Loan may be converted into or continued as a Eurocurrency Loan having an Interest Period in excess of one month prior to the date that is 60 days after the French Closing Date or the Thai Closing Date, as the case may be. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the French Closing Date or the Thai Closing Date, as the case may be, each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Parent Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

                  2.3 Repayment of Term Loans. (a) The Term Loan of each Term
                      -----------------------
Lender shall mature in 19 consecutive quarterly installments, commencing on December 31, 2000, and ending on the date that is five years after the Initial Closing Date in an aggregate amount for each of which shall be in an amount equal to such Lender's Term Percentage multiplied by Total Term Commitments, multiplied by the percentage set forth below opposite such installment:

                 Installments                Principal Percentage Amount
                 ------------                ---------------------------
                 December 31, 2000           3% of Term Loans
                 March 31, 2001              3% of Term Loans
                 June 30, 2001               3% of Term Loans
                 September 30, 2001          4% of Term Loans
                 December 31, 2001           4% of Term Loans
                 March 31, 2002              4% of Term Loans
                 June 30, 2002               4% of Term Loans
                 September 30, 2002          5% of Term Loans
                 December 31, 2002           5% of Term Loans
                 March 31, 2003              5% of Term Loans
                 June 30, 2003               5% of Term Loans
                 September 30, 2003          6.25% of Term Loans
                 December 31, 2003           6.25% of Term Loans
                 March 31, 2004              6.25% of Term Loans
                 June 30, 2004               6.25% of Term Loans
                 September 30, 2004          7.5% of Term Loans
                 December 31, 2004           7.5% of Term Loans
                 March 31, 2005              7.5% of Term Loans
                 June 28, 2005               7.5% of Term Loans

                  (b) To the extent the maturity date of the Term Loans extends beyond the maturity date of any subordinated debt of the Parent Borrower existing on the date hereof, such maturity date shall be adjusted to be 90 days prior to the maturity date of such subordinated debt.

                  2.4 Revolving Commitments. (a) Subject to the terms and
                      ---------------------
conditions hereof, (i) each US Dollar Revolving Lender severally agrees to make revolving credit loans to the Parent Borrower and to the Subsidiary Borrower in US Dollars ("US Dollar Revolving Loans") from time to time during the Revolving
             -------------------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such US Dollar Lender's Revolving Percentage of the sum of the L/C Obligations then outstanding, does not exceed the amount of such Lender's US Dollar Revolving Commitment and (ii) each Multi-Currency Revolving Lender severally agrees to make revolving credit loans to the Parent Borrower and to the Subsidiary Borrower in any Multi-Currency ("Multi-Currency Revolving Loans" and, together with the US Dollar Revolving Loans, the "Revolving Loans") from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Multi-Currency Lender's Multi-Currency Revolving Percentage of the sum of the L/C Obligations then outstanding, does not exceed the amount of such Multi-Currency Revolving Lender's Multi-Currency Revolving Commitment. Notwithstanding the above, in no event shall any Revolving Loan be made or Letter of Credit be issued, if, after giving effect to such making or issuance and the use of proceeds thereof as directed by the Parent Borrower or the Subsidiary Borrower, as the case may be, the Total Revolving Extensions of Credit would exceed the lesser of (i) the Total Revolving Commitments or (ii) the Borrowing Base as of the date of the most recent Borrowing Base Certificate furnished to the Administrative Agent pursuant to Section 5.1(m) or Section 6.2(f) hereof. During the Revolving Commitment Period the Borrowers may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The US Dollar Revolving Loans and Dollar-denominated Multi-Currency Revolving Loans may from time to time be Eurocurrency Loans or Alternate Base Rate Loans, as determined by the Parent Borrower or the Subsidiary Borrower, as the case may be, and notified to the Administrative Agent in accordance with Sections 2.5 and
2.10. All Multi-Currency Revolving Loans other than Dollar-denominated Multi-Currency Revolving Loans shall be made, maintained and continued as Eurocurrency Loans.

                  (b) The Borrowers shall repay all outstanding Revolving Loans on the Revolving Termination Date. To the extent the Revolving Termination Date extends beyond the maturity date of any subordinated debt of the Parent Borrower existing on the date hereof, such Revolving Termination Date shall be adjusted to be 90 days prior to the maturity date of such subordinated debt.

                  (c) Up to an aggregate principal amount of $40,000,000 (or equivalent Multi-Currency) of the Revolving Facility will be available for borrowings by the Subsidiary Borrower.

                  2.5 Procedure for Revolving Loan Borrowing; Calculation of
                      --------------------------------------
Borrowing Base. (a) The Parent Borrower and the Subsidiary Borrower, as the case may be, may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (i) 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) on the requested Borrowing Date, in the case of Alternate Base Rate Loans or Dollar-denominated Multi-Currency Revolving Loans; and (ii) 9:00 a.m. London time three Business Days prior to the requested Borrowing Date, in the case of Non-Dollar-denominated Multi-Currency Revolving Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurocurrency Loans and any Non-Dollar-denominated Multi-Currency Revolving Loan, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) in the case of Non-Dollar-denominated Multi-Currency Revolving Loans, the currency of the Loans to be borrowed. Any US Dollar Revolving Loans or Dollar-denominated Multi-Currency Revolving Loans made on the Initial Closing Date shall initially be Alternate Base Rate Loans and, unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurocurrency Loan having an Interest Period in excess of one month prior to the date that is 60 days after the Initial Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans,

$1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Upon receipt of any such notice from the Parent Borrower or the Subsidiary Borrower, as the case may be, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each US Dollar Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 3:00 p.m., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the US Dollar Revolving Lenders and in like funds as received by the Administrative Agent.

                  (b) The Administrative Agent shall calculate from time to time the amount of the Borrowing Base, based upon the most recent Borrowing Base Certificate, and such amount shall be the "Borrowing Base" hereunder; provided,
                                                                      --------
however, that the Administrative Agent, in its sole reasonable discretion, may on reasonable prior written notice to the Borrowers, establish additional reserves against the Borrowing Base.

                  2.6 Commitment Fees, etc. (a) The Borrowers agree to pay to
                      --------------------
the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Initial Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Parent Borrower agrees to pay to the Administrative Agent for the account of each French Term Lender a commitment fee from and including the Initial Closing Date to the French Closing Date, computed at the Commitment Fee Rate on the French Term Commitment of such Lender, payable quarterly in arrears on the last day of each June and September, commencing on the first of such dates to occur after the date hereof.

                  (c) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Thai Term Lender a commitment fee from and including the Initial Closing Date to the Thai Closing Date, computed at the Commitment Fee Rate on the Thai Term Commitment of such Lender, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the date hereof.

                  (d) The Borrowers agree to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Parent Borrower and the Administrative Agent.

                  2.7 Termination or Reduction of Revolving Commitments. The
                      -------------------------------------------------
Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving

Commitments; provided that no such termination or reduction of Revolving
             --------
Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided further that notices to the Administrative Agent and the Multi-Currency
----------------
Payment Agent of terminations or reductions of Non-Dollar-denominated Multi-Currency Revolving Commitments shall (i) be irrevocable and shall be effective only if received by the Administrative Agent not later than 9:00 a.m. London time not less than three Business Days prior to the relevant termination or reduction and (ii) specify the amount thereof to be terminated or reduced. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  2.8 Optional Prepayments. Any Borrower may at any time and
                      --------------------
from time to time prepay such Borrower's Loans, in whole or in part, without premium or penalty, upon irrevocable notice of the amount of the Loan to be prepaid and of the requested prepayment date delivered to the Administrative Agent and, if applicable, the Multi-Currency Payment Agent, at least three Business Days prior thereto in the case of Eurocurrency Loans, at least one Business Day prior thereto in the case of Alternate Base Rate Loans or Dollar-denominated Multi-Currency Revolving Loans and not later than 9:00 a.m. London time at least three Business Days prior thereto in the case of Non-Dollar-denominated Multi-Currency Revolving Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Alternate Base Rate Loans; provided, that if a
                                                 --------
Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Alternate Base Rate Loans) accrued interest to such date on the amount prepaid. Optional prepayments of Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof and may not be reborrowed.

                  2.9 Mandatory Prepayments. (a) If any Capital Stock or
                      ---------------------
Indebtedness shall be issued or incurred by the Parent Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.9(d); provided, however, that, if, after giving effect
                             --------  -------
thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the pro-forma Consolidated Senior Secured Leverage Ratio is less than 2.50:1.00 and (iii) the Parent Borrower demonstrates pro forma compliance with all financial covenants, the Parent Borrower may use such Net Cash Proceeds for investments and acquisitions as permitted by Section 7.8.

                  (b) If on any date the Parent Borrower, the Subsidiary Borrower or any of their respective Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash
--------
Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of such Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 2.9(d).

                  (c) If at any time during the Commitment Period the aggregate principal amount of the Multi-Currency Revolving Loans shall exceed the Dollar Equivalent of $20,000,000, the Borrowers shall, without notice or demand, immediately repay such loans in an aggregate principal amount equal to such excess.

                  (d) (i) Amounts to be applied in connection with prepayments made pursuant to Section 2.9 shall be applied, first, to the prepayment of the
                                               -----
Term Loans (or to a reduction in any Term Commitment) and, second, to the
                                                           ------
prepayment of Revolving Loans (which prepayment shall not permanently reduce the Revolving Facility); provided that the prepayment of the Term Loans (or
                     --------
reduction in any Term Commitment) shall not be required in the case of equity issuances.

                  (ii) The Revolving Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed (A) the amount of the Total Revolving Commitments or (B) the then-current Borrowing Base. The application of any prepayment pursuant to
Section 2.9 shall be made, first, to Alternate Base Rate Loans and, second, to
                           -----                                    ------
Eurocurrency Loans.

                  (iii) Each prepayment of the Loans under Section 2.9 (except in the case of Revolving Loans that are Alternate Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.10 Conversion and Continuation Options. (a) The Borrowers
                       -----------------------------------
may elect from time to time to convert Eurocurrency Loans to Alternate Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of
                                     --------
Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Alternate Base Rate Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Alternate Base Rate Loan under a particular Facility may be
--------
converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions and has provided notice thereof to the relevant Borrower. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan under a particular Facility may be
       --------
continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations and has provided notice thereof to the relevant Borrower, and provided, further, that if the Borrowers shall fail to give any required notice
--------  -------
as described above in this
paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.11 Limitations on Eurocurrency Tranches. Notwithstanding
                       ------------------------------------
anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof and (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time.

                  2.12 Interest Rates and Payment Dates. (a) Each Eurocurrency
                       --------------------------------
Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

                  (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) (i) If at any time an Event of Default shall have occurred and be continuing, all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of
                                         ----
Reimbursement Obligations, the rate applicable to Alternate Base Rate Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any
                             ----
interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Alternate Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such
                                       ----
other amounts that do not relate to a particular Facility, the rate then applicable to Alternate Base Rate Loans under the Revolving Facility plus 2%),
                                                                     ----
in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of thi
              --------
Section shall be payable from time to time on demand.

                  2.13 Computation of Interest and Fees. (a) Interest and fees
                       --------------------------------
payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Alternate Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

                  2.14 Inability to Determine Interest Rate. If prior to the
                       ------------------------------------
first day of any Interest Period:

              (a) the Administrative Agent shall have determined in accordance with its standard commercial practices (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Alternate Base Rate Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

                  2.15 Pro Rata Treatment and Payments. (a) Each borrowing by
                       -------------------------------
the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages, US
                      --- ----
Dollar Revolving Percentages or Multi-Currency Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Parent Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term
--- ----
Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the then remaining principal amount thereof.
            --- ----
Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans shall be made pro
                                                                             ---
rata according to the respective outstanding principal amounts of the Revolving
----
Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent and, if applicable, the Multi-Currency Payment Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans under the relevant Facility, on demand, from the relevant Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the relevant Borrower prior to the date of any payment being made hereunder that the relevant Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the relevant Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is
                 --- ----
not made to the Administrative Agent by the relevant Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the relevant Borrower.

                  2.16 Requirements of Law. (a) If the adoption of or any change
                       -------------------
in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a
           --------
Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor;

and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Taxes. (a) All payments made by the Borrowers under this
                       -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income and gross receipts taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld
               ------------------
from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to
                --------  -------
increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                       ---------------
Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Subsidiary Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver
--------
such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 Indemnity. The Parent Borrower or the Subsidiary Borrower, as the
               ---------
case may be, agree to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from Eurocurrency Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as
                                            ----
reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Parent Borrower or the Subsidiary Borrower, as the case may be, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19 Change of Lending Office. Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by either Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

          2.20 Replacement of Lenders. The Borrowers shall be permitted to
               ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such
                                                     --------
replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to
Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  2.21 Currency Fluctuations, etc. (a) Not later than 1:00 p.m.,
                       --------------------------
New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Multi-Currency for which there are at such time outstanding Multi-Currency Revolving Loans or Letters of Credit issued under the Multi-Currency Revolving Commitments and (ii) give notice thereof to the Multi-Currency Revolving Lenders which have committed to make Multi-Currency Revolving Loans in each such Multi-Currency and to the Parent Borrower or the Subsidiary Borrower, as the case may be. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain
                                            -----------
effective until the next succeeding Reset Date.

                  (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the Dollar Equivalent of the Multi-Currency Revolving Loans or L/C Obligations under the Multi-Currency Revolving Commitments in each Multi-Currency then outstanding (after giving effect to any Multi-Currency Revolving Loans to be made or repaid on such date) and (ii) notify the Multi-Currency Revolving Lenders and the Parent Borrower or the Subsidiary Borrower, as the case may be, of the results of such determination.

                  2.22 Judgment Currency. If for the purpose of obtaining
                       -----------------
judgment in any court it is necessary to convert a sum due from any Borrower hereunder or in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with other such currency at the Administrative Agent's New York Office on the Business Day that is on or immediately following the day on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent in the specified currency, each Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent in the specified currency, such Lender or the Administrative Agent agrees to remit such excess to the appropriate Borrower.

                         SECTION 3.  LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions
                      --------------
hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                                                                         -------
of Credit") for the account of the Parent Borrower and/or the Subsidiary
---------
Borrower, as the case may be, on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to
                --------
issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) the Total Revolving Extensions of Credit would exceed the Borrowing Base. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $500,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the
--------
renewal thereof
for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Parent
                      ------------------------------------------
Borrower or the Subsidiary Borrower, as the case may be, may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and such Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  3.3 Fees and Other Charges. (a) The Parent Borrower or the
                      ----------------------
Subsidiary Borrower, as the case may be, will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Parent Borrower or the Subsidiary Borrower, as the case may be, shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees, the Parent Borrower or the Subsidiary Borrower, as the case may be, shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably
                      ------------------
agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Parent

Borrower or the Subsidiary Borrower, as the case may be, in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Parent Borrower or the Subsidiary Borrower, as the case may be, or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided,
                                       --- ----                --------
however, that in the event that any such payment received by the Issuing Lender
-------
shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrowers. The Parent
                      -----------------------------------------
Borrower or the Subsidiary Borrower, as the case may be, agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by such Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.12(b) and
(ii) thereafter, Section 2.12(c).

                  3.6 Obligations Absolute. The Borrowers' obligations under
                      --------------------
this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers.

                  3.7 Letter of Credit Payments. If any draft shall be presented
                      -------------------------
for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Parent Borrower or the Subsidiary Borrower, as the case may be, of the date and amount thereof. The responsibility of the Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any
                      ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. The audited consolidated balance
                      -------------------
sheets of the Parent Borrower as at December 31, 1999, December 31, 1998 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Parent Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Parent Borrower as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Parent Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments).

All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as described in Schedule 4.1, the Parent Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Parent Borrower of any material part of its business or property.

                  4.2 No Change. Since December 31, 1999, there has been no
                      ---------
development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the
                      ----------------------------------------
Parent Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations.
                      -------------------------------------------------------
Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Parent Borrower and the Subsidiary Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Parent Borrower and the Subsidiary Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisitions and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of
                      ------------
this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Parent Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Parent Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6  Litigation. Except as described in Schedule 4.6, no
                       ----------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent Borrower or the Subsidiary Borrower, threatened by or against the Parent Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7  No Default. Neither the Parent Borrower nor any of its
                       ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8  Ownership of Property; Liens. Each of the Parent Borrower
                       ----------------------------
and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                  4.9  Intellectual Property. The Parent Borrower and each of
                       ---------------------
its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent Borrower or the Subsidiary Borrower know of any valid basis for any such claim. The use of Intellectual Property by such Borrower and its Subsidiaries does not, to the best knowledge of the Borrowers or any Subsidiary, infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of the Parent Borrower and each of its
                       -----
Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or its Subsidiaries, as the case may be); except as described in Schedule 4.10, no tax Lien has been filed, and, to the knowledge of the Borrower and the Subsidiary Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any
                       -------------------
Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Parent Borrower and the Subsidiary Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 Labor Matters. Except as, in the aggregate, could not
                       -------------
reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Parent Borrower or any of its Subsidiaries pending or, to the knowledge of the Parent Borrower or the Subsidiary Borrower, threatened; (b) hours worked by and payment made to employees of the Parent Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Parent Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Parent Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated
                       -----
funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Parent Borrower, the Subsidiary Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Parent Borrower, the Subsidiary Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Parent Borrower, the Subsidiary Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.14 Investment Company Act; Other Regulations. No Loan Party
                       -----------------------------------------
is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. Except as disclosed to the Administrative
                       ------------
Agent by the Parent Borrower and the Subsidiary Borrower in writing from time to time after the Initial Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Parent Borrower or any Subsidiary, except as created by the Loan Documents.

                  4.16 Use of Proceeds. The proceeds of the French Term Loans
                       ---------------
shall be used to finance the French Acquisition and to pay related fees and expenses. The proceeds of the Thai Term Loans shall be used to refinance existing credit facilities of the Thai Target. The proceeds of the Revolving Loans and the Letters of Credit shall be used to pay certain fees and expenses, to refinance certain existing indebtedness of the Parent Borrower and its Subsidiaries and to finance the working capital needs of the Parent Borrower and its Subsidiaries in the ordinary course of business.

                  4.17 Environmental Matters. Except as described in Schedule
                       ---------------------
4.17 or which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Parent Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither the Parent Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Parent Borrower or any of its Subsidiaries (the "Business"), nor does the
                                                    --------
          Parent Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent Borrower or the Subsidiary Borrower, threatened, under any Environmental Law to which the Parent Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Parent Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither the Parent Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  4.18 Accuracy of Information, etc. No statement or information
                       ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. The projections and pro
                                                                           ---
forma financial information contained in the materials referenced above are
-----
based upon good faith estimates and assumptions believed by management of the Parent Borrower and the Subsidiary Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. The Guarantee and Collateral
                       ------------------
Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

                  4.20 Solvency. Each Loan Party is, and after giving effect to
                       --------
the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Certain Documents. The Borrowers have delivered to the
                       -----------------
Administrative Agent a complete and correct copy of the Acquisition Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                       SECTION 5.  CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement
                      -----------------------------------------
of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Initial Closing Date (but in any event no later than July 15, 2000), of the following conditions precedent:

                  (a) Credit Agreement;  Guarantee and Collateral Agreement. The
                      -----------------------------------------------------
         Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrowers and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrowers and each Subsidiary Guarantor and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

                  In the event that this Agreement has not been duly executed and delivered by each Person listed on Schedule 1.1A on the date scheduled to be the Initial Closing Date, the condition referred to in clause (i) above shall nevertheless be deemed satisfied if on such date the Borrowers and the Administrative Agent shall have designated one or more Persons (the "Designated Lenders") to assume, in the aggregate, all of the Commitments that would have been held by the Persons listed on Schedule 1.1A (the "Non-Executing Persons") which have not so executed and delivered this Agreement (subject to each such Designated Lender's consent and its execution and delivery of this Agreement).
         Schedule 1.1A shall automatically be deemed to be amended to reflect the respective Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder.

                  (b) Pro Forma Balance Sheet; Financial Statements. The Lenders
                      ---------------------------------------------
         shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements (all set forth in US Dollars and all in accordance with GAAP except in the case of the Thai Target) of the Parent Borrower for the 1999, 1998 and 1997 fiscal years, the French Target for the 1999 fiscal year and the Thai Target for the 1999 and 1998 fiscal years and (iii) unaudited interim consolidated financial statements of the Parent Borrower for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Parent Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (c)  Lien Searches.  The  Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Parent Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Initial Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (d)  Fees. The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Initial Closing Date. All such amounts will be paid with proceeds of Loans made on the Initial Closing Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Initial Closing Date.

          (e)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Initial Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (f)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     legal opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Parent Borrower and its Subsidiaries, substantially in the form of Exhibit F, which shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (g)  Pledged Stock; Stock Powers; Pledged Notes.  The Administrative
               ------------------------------------------
     Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledger thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledger thereof.

          (h)  Filings, Registrations and Recordings.  Each document (including
               -------------------------------------
     any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (i)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

          (j)  Business Plan.  The Administrative Agent shall have received a
               -------------
     satisfactory business plan, and a satisfactory written analysis of the business and prospects of the Parent Borrower and its Subsidiaries (including, first, the French Target and, second, the Thai Target), for the period from the Initial Closing Date through the final maturity of the

     Term Loans, as provided in the Confidential Information Memorandum and such business plan and analysis of the business and prospects shall remain unchanged.

          (k)  Working Capital.  The Administrative Agent shall be satisfied
               ---------------
     with the sufficiency of amounts available under the Revolving Facility to meet the ongoing working capital needs of the Parent Borrower, the Subsidiary Borrower and each of their Subsidiaries following the Acquisitions and the consummation of the other transactions contemplated hereby.

          (l)  Borrowing Base Certificate. The Administrative Agent shall have
               --------------------------
    received, with a counterpart for each Lender, a Borrowing Base Certificate, dated the Initial Closing Date, executed and delivered by a duly authorized officer of the Parent Borrower.

          (m)  Due Diligence.  The Administrative Agent shall have received a
               -------------
    summary report of the due diligence on the French Target and the Thai
    Target.

          5.2  Conditions to French Term Loans. The agreement of each Lender to
               -------------------------------
make the French Term Loans is subject to the satisfaction, prior to or concurrently with the making of such extensions of credit on the French Closing Date (but in any event no later than September 30, 2000), of the following conditions precedent:

          (a)  French Acquisition, etc. The Parent Borrower through the
               -----------------------
     Subsidiary Borrower shall have acquired 100% of the capital stock of the French Target for an aggregate purchase price not exceeding $85,000,000 (including related fees and expenses and working capital adjustments) (the "French Acquisition") pursuant to satisfactory documentation and no
      ------------------
     provision thereof shall have been waived, amended, supplemented or otherwise modified.

          (b)  Approvals.  All governmental and third party approvals (including
               ---------
     landlords' and other consents) necessary in connection with the French Acquisition, the continuing operations of the Parent Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the French Acquisition or the financing contemplated hereby.

          (c)  Financial Statements.  The Lenders shall have received (i)
               --------------------
     audited consolidated financial statements (all set forth in US Dollars and in accordance with GAAP) of the French Target for the 1999 fiscal year and
     (ii) unaudited interim consolidated financial statements of the French Target for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Parent Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d)   Lien  Searches.  The Administrative Agent shall have received
                --------------
     the results of a recent lien search in each of the jurisdictions where assets of the French Target and its Subsidiaries are located, and such search shall reveal no liens on any of the assets of the French Target or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Subsequent Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (e)   Fees. The Lenders and the Administrative Agent shall have
                ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the French Closing Date. All such amounts will be paid with proceeds of Loans made on the French Closing Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the French Closing Date.

          (f)   Legal Opinions.  The Administrative Agent shall have received
                --------------
     the following executed legal opinions:

           (i) the legal opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Parent Borrower and its Subsidiaries, substantially in the form of Exhibit F;

           (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the French Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

           (iii) the legal opinion of local counsel in France and of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (g)  Pledged Stock; Stock Powers; Pledged Notes. The Administrative
               ------------------------------------------
     Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledger thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledger thereof.

          (h)  Filings, Registrations and Recordings. Each document (including
               -------------------------------------
     any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (i)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

          (j)  Corporate Structure.  The Administrative Agent shall be
               -------------------
     satisfied with the internal corporate structure and contemplated intercompany relationships of the Parent Borrower and its Subsidiaries, including the French Target. Such intercompany relationships shall have been reviewed by legal counsel and other professionals acceptable to the Administrative Agent.

          5.3  Conditions to Thai Term Loans.  The agreement of each Lender to
               -----------------------------
make the Thai Term Loans is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Thai Closing Date (but in any event no later than September 30, 2000), of the following conditions precedent:

          (a)  Acquisition, etc. The following transactions shall have been
               ----------------
consummated, in each case on terms and conditions reasonably satisfactory to the
Lenders:

           (i) the Parent Borrower shall have acquired more than 50% of the capital stock of the Thai Target for an aggregate purchase price not exceeding $150,000,000 including not more than $100,000,000 to purchase the capital stock and not more than $50,000,000 to refinance the debt of the Thai Target (including related fees and expenses) (the "Thai Acquisition") pursuant to satisfactory documentation and no
           ----------------
          provision thereof shall have been waived, amended, supplemented or otherwise modified;

           (ii) the shares of the Thai Target shall have been delisted following at least a 75% vote of the shareholders for such delisting;

           (iii) the price per share paid in the Thai Tender Offer shall not exceed 170 baht; and

           (iv) (A) The Administrative Agent shall have received satisfactory evidence that certain of the Existing Thai Facilities shall have been terminated and all amounts thereunder shall have been paid in full and
          (B) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

          (b)  Approvals.  All governmental and third party approvals (including
               ---------
     landlords' and other consents) necessary, or in the discretion of the Administrative Agent, advisable in connection with the Thai Acquisition, the continuing operations of the Parent Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Thai Acquisition or the financing contemplated hereby. No litigation shall be pending or threatened, and no order or judgment shall have been rendered, which materially and adversely affect the Thai Acquisition.

          (c)  Financial Statements.  The Lenders shall have received (i)
               --------------------
     audited consolidated financial statements (all set forth in US Dollars and in accordance with GAAP) of the Thai Target for the 1999 and 1998 fiscal years and (ii) unaudited interim consolidated financial statements of the Thai Target for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Parent Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d)  Lien  Searches.  The  Administrative Agent shall have received
               --------------
     the results of a recent lien search in each of the jurisdictions where assets of the Thai Target and its Subsidiaries are located, and such search shall reveal no liens on any of the assets of the Thai Target or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Subsequent Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (e)  Fees. The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Thai Closing Date. All such amounts will be paid with proceeds of Loans made on the Thai Closing Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Thai Closing Date.

          (f)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

           (i) the legal opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Parent Borrower and its Subsidiaries, substantially in the form of Exhibit F;

           (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Thai Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

           (iii) the legal opinion of local counsel in Thailand and of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.


          (g)  Pledged Stock; Stock Powers; Pledged Notes.  The Administrative
               ------------------------------------------
     shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledger thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the

     Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledger thereof.

          (h)  Filings, Registrations and Recordings.  Each document (including
               -------------------------------------
     any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (i)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

          (j)  Material Adverse Change.  Since November 24, 1999, there shall be
               -----------------------
     no material adverse change with respect to the Thai Acquisition or the Thai Target.

          (k)  Corporate Structure.  The Administrative Agent shall be satisfied
               -------------------
     with the internal corporate structure and contemplated intercompany relationships (including, without limitation, the Parent Borrower's ability to place intercompany debt at the Thai Target and any interim holding company) of the Parent Borrower and its Subsidiaries, including the Thai Target. Such intercompany relationships shall have been reviewed by legal counsel and other professionals acceptable to the Administrative Agent.

          (l)  Financial Statements.  The Administrative Agent shall have
               --------------------
     received the unaudited financial statements of the Thai Target for the quarters ended February 29, 2000 and May 31, 2000.

          5.4  Conditions to Each Extension of Credit. The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Parent Borrower or the Subsidiary Borrower, as the case may be, hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.4 have been satisfied.

                                                                              55
                       SECTION 6.  AFFIRMATIVE COVENANTS

          The Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrowers shall and shall cause each of their Subsidiaries to:

          6.1  Financial Statements. Furnish to the Administrative Agent and
               --------------------
each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent Borrower, a copy of the audited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent Borrower, the unaudited consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Parent Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Parent Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information. Furnish to the Administrative
               -------------------------------
Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Parent Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Parent Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Initial Closing
     Date);

          (c) as soon as available, and in any event no later than the last day of each fiscal year of the Parent Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) as soon as reasonably practicable prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Documentation;

          (e) within five days after the same are sent, copies of all financial statements and reports that the Parent Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Parent Borrower may make to, or file with, the SEC;

          (f)  within 15 days after the last day of each month:

                    (i) a declaration or statement of: (A) inventory levels, (B) Accounts (identifying both Qualified Accounts and ineligible Accounts), (C) sales, (D) aging of Accounts, (E) aging of accounts payable, (F) order backlog, (G) approval or comments on the loan reconciliation provided to the Borrowers by the Administrative Agent, and (H) an accounts receivable reconciliation; all as of the prior month end and certified by the chief financial officer or the comptroller of the Parent Borrower on forms reasonably acceptable to the Administrative Agent;

                    (ii) a Monthly Borrowing Base Certificate in substantially the form of Exhibit H annexed hereto; and
                      ---------

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
               ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent Borrower or its Subsidiaries, as the case may be.

          6.4  Maintenance of Existence; Compliance. (a)(i) Preserve, renew and
               ------------------------------------
keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance. (a) Keep all property useful
               ----------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions. (a) Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during regular business hours upon reasonable prior notice and as often as may reasonably be desired but in no event less frequently than annually, and to discuss the business, operations, properties and financial and other condition of the Parent Borrower and its Subsidiaries with officers and employees of the Parent Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7  Notices. Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Parent Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Parent Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Parent Borrower or any of its Subsidiaries (i) in which the amount involved is $10,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

          (d) the following events, as soon as possible and in any event within 30 days after the Parent Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws. (a) Comply in all material respects with, and
               ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9  Interest Rate Protection. In the case of the Parent Borrower,
               ------------------------
within 90 days after the Initial Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10 Additional Collateral, etc. (a) With respect to any property
               --------------------------
acquired after the Initial Closing Date by the Parent Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b)  [Intentionally omitted.]

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Initial Closing Date by the Parent Borrower (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), the Parent Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Parent Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Initial Closing Date by the Parent Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Parent Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11 Lock Box Operation; Cash Management. At all times cause account
               -----------------------------------
debtors of the Parent Borrower to make all payments directly to the Administrative Agent pursuant to the Lock Box Agreements, and with respect to the Subsidiary Borrower, adopt and implement a cash management system acceptable to the Administrative Agent.

                        SECTION 7.  NEGATIVE COVENANTS

          The Parent Borrower and the Subsidiary Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Parent Borrower and the Subsidiary Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Leverage Ratio. Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent Borrower (or, if less, the number of full fiscal quarters subsequent to the Initial Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                Consolidated
               Fiscal Quarter                   Leverage Ratio
               --------------                   --------------
               12/31/00                         4.25:1.00
               03/31/01                         3.75:1.00
               06/30/01                         3.50:1.00
               09/30/01                         3.00:1.00
               12/31/01                         3.00:1.00
               03/31/02                         2.75:1.00
               06/30/02                         2.75:1.00
               09/30/02                         2.75:1.00
               12/31/02                         2.75:1.00
               03/31/03                         2.50:1.00
               06/30/03                         2.50:1.00
               09/30/03                         2.50:1.00
               12/31/03                         2.50:1.00
               03/31/04                         2.50:1.00
               06/30/04                         2.50:1.00
               09/30/04                         2.50:1.00

               12/31/04                 2.50:1.00
               03/31/05                 2.50:1.00
               06/30/05                 2.50:1.00

               (b) Consolidated Senior Secured Leverage Ratio. Permit the
                   ------------------------------------------
Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent Borrower (or, if less, the number of full fiscal quarters subsequent to the Initial Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                        Consolidated
                                        Senior Secured
               Fiscal Quarter           Leverage Ratio
               --------------           --------------

               12/31/00                 3.00:1.00
               03/31/01                 2.75:1.00
               06/30/01                 2.50:1.00
               09/30/01                 2.00:1.00
               12/31/01                 2.00:1.00
               03/31/02                 1.75:1.00
               06/30/02                 1.75:1.00
               09/30/02                 1.75:1.00
               12/31/02                 1.75:1.00
               03/31/03                 1.50:1.00
               06/30/03                 1.50:1.00
               09/30/03                 1.50:1.00
               12/31/03                 1.50:1.00
               03/31/04                 1.50:1.00
               06/30/04                 1.50:1.00
               09/30/04                 1.50:1.00
               12/31/04                 1.50:1.00
               03/31/05                 1.50:1.00
               06/30/05                 1.50:1.00

               (c) Consolidated Fixed Charge Coverage Ratio. Permit the
                   ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower (or, if less, the number of full fiscal quarters subsequent to the Initial Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                        Consolidated Fixed
               Fiscal Quarter           Charge Coverage Ratio
               --------------           ---------------------

               12/31/00                 2.50:1.00
               03/31/01                 2.50:1.00
               06/30/01                 2.50:1.00
               09/30/01                 2.50:1.00
               12/31/01                 2.50:1.00

               03/31/02                 2.50:1.00
               06/30/02                 2.50:1.00
               09/30/02                 2.50:1.00
               12/31/02                 2.50:1.00
               03/31/03                 2.50:1.00
               06/30/03                 2.50:1.00
               09/30/03                 2.50:1.00
               12/31/03                 2.50:1.00
               03/31/04                 2.50:1.00
               06/30/04                 2.50:1.00
               09/30/04                 2.50:1.00
               12/31/04                 2.50:1.00
               03/31/05                 2.50:1.00
               06/30/05                 2.50:1.00

               (d) Consolidated Net Worth. Permit Consolidated Net Worth at
                   ----------------------
any time to be less than the sum of (i) $178,129,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal quarter of the Parent Borrower (beginning with the fiscal quarter ending September 30, 2000) for which Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any offering by the Parent Borrower of common equity consummated after the Initial Closing Date and (iv) 100% of any capital contribution (including capital contributions made via any conversion, not limited to conversions of any convertible subordinated debt) made to the Parent Borrower or any of its Subsidiaries after the Initial Closing Date by any third party holder of the Parent Borrower's Capital Stock.

               7.2 Indebtedness. Create, issue, incur, assume, become liable
                   ------------
in respect of or suffer to exist any Indebtedness, except:

               (a) Indebtedness of any Loan Party pursuant to any Loan
          Document;

               (b) Indebtedness of the Parent Borrower to any Subsidiary, the Subsidiary Borrower to the Parent Borrower or to any other Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Parent Borrower or to any other Subsidiary;

               (c) Guarantee Obligations incurred in the ordinary course of business by the Parent Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

               (d) Indebtedness outstanding on the date hereof and listed on
          Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

               (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

               (f) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes;

               (g) Indebtedness in respect of any refinancings, refundings, renewals or extensions of the Existing Thai Facilities;

               (h) Indebtedness of the Subsidiary Borrower in respect of non-recourse receivables factoring arrangements not to exceed $10,000,000 at any one time outstanding;

               (i) additional Indebtedness of Subsidiaries of the Parent Borrower in an aggregate principal amount (for all Subsidiaries) not to exceed $20,000,000 at any one time outstanding; and

               (j)  additional unsecured Indebtedness of the Parent Borrower.

               7.3 Liens. Create, incur, assume or suffer to exist any Lien
                   -----
upon any of its property, whether now owned or hereafter acquired, except for:

               (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves
                                                 --------
          with respect thereto are maintained on the books of the Parent Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Parent Borrower or any of its Subsidiaries;

               (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided
                                                                     --------
          that no such Lien is spread to cover any additional property after the Initial Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness of the Parent Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens
                                                  --------
          shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

               (h) Liens created pursuant to the Security Documents; and

               (i) any interest or title of a lessor under any lease entered into by the Parent Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

               7.4 Fundamental Changes. Enter into any merger, consolidation
                   -------------------
or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

               (a) any Subsidiary of the Parent Borrower may be merged or consolidated with or into the Parent Borrower (provided that the
                                                         --------
          Parent Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

               (b) any Subsidiary of the Parent Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or any Wholly Owned Subsidiary Guarantor.

               7.5 Disposition of Property. Dispose of any of its property,
                   -----------------------
whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

               (a) the Disposition of obsolete or worn out property in the ordinary course of business;

               (b) the sale of inventory in the ordinary course of business;

               (c) Dispositions permitted by Section 7.4(b);

               (d) Dispositions permitted by Section 7.2(h);

               (e) the sale or issuance of any Subsidiary's Capital Stock to the Parent Borrower or the Subsidiary Borrower, as the case may be, or any Wholly Owned Subsidiary Guarantor; and

               (f) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Parent Borrower.

               7.6 Restricted Payments. Declare or pay any dividend (other
                   --------------------
than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Parent Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent Borrower or any Subsidiary (collectively, "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Parent Borrower or any Wholly Owned Subsidiary Guarantor; (b) the Parent Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Parent Borrower; (c) the Parent Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; and (d) the Parent Borrower may purchase or otherwise acquire shares of its capital stock from employees or directors in connection with the termination of their employment or affiliation with the Parent Borrower provided that the aggregate cash consideration paid by the Parent Borrower to all such employees and directors for such shares does not exceed $500,000 during any fiscal year.

               7.7 Capital Expenditures. Make or commit to make any Capital
                   --------------------
Expenditure, except (a) Capital Expenditures of the Parent Borrower and its Subsidiaries in the ordinary course of business not exceeding $25,000,000 in any fiscal year; provided, that (i) up to $5,000,000 of any such amount referred to
             --------
above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as
             -----
provided above and, second, in respect of amounts carried over from the prior
                    ------
fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

               7.8 Investments. Make any advance, loan, extension of credit
                   -----------
(by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                               -----------

               (a) extensions of trade credit in the ordinary course of business;

               (b) investments in Cash Equivalents;

               (c) Guarantee Obligations permitted by Section 7.2;


               (d) loans and advances to employees of the Parent Borrower or any Subsidiary of the Parent Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent Borrower or any Subsidiary of the Parent Borrower not to exceed $1,000,000 at any one time outstanding;

               (e) the Acquisitions;

               (f) Investments in assets useful in the business of the Parent Borrower and its Subsidiaries made by the Parent Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

               (g) intercompany Investments by the Parent Borrower in any of its Wholly Owned Subsidiaries, provided that all such intercompany
                                     --------
          Indebtedness shall be evidenced by promissory notes pledged pursuant to the Guarantee and Collateral Agreement and such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations hereunder;

               (h) intercompany Investments by the Parent Borrower or any of its Subsidiaries in the Parent Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor; and

               (i) in addition to Investments  otherwise  expressly permitted by this Section, the Parent Borrower may make acquisitions or Investments, provided that: (i) immediately prior to and after giving
                       --------
          effect to such acquisition or Investment, the Parent Borrower shall be in compliance with the provisions of Section 7.15 hereof; (ii) any assets acquired pursuant to such acquisition or Investment shall be subject to a first priority Lien in favor of the Administrative Agent on behalf of the Lenders; (iii) each such acquisition or Investment shall be made on a fully consensual basis between Parent Borrower and its Subsidiaries on one hand and the seller or sellers of such assets or business on the other hand; (iv) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or Investment or caused thereby and (v) if the Consolidated Leverage Ratio (calculated on a pro forma basis giving effect to such
                                 --- -----
          acquisition or Investment) shall be greater than or equal to 2.50:1.0, the aggregate amount of such acquisitions and Investments shall not exceed $35,000,000.

               7.9  Optional Payments and Modifications of Certain Debt
                    ---------------------------------------------------
Instruments. Amend, modify, waive or otherwise change, or consent or agree to
-----------
any amendment, modification, waiver or other change to, any of the terms of any convertible subordinated debt (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee).

               7.10 Transactions with Affiliates. Enter into any transaction,
                    ----------------------------
including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Parent Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

               7.11 Sales and Leasebacks. Enter into any arrangement with any
                    --------------------
Person providing for the leasing by the Parent Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Parent Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Subsidiary, other than the sale and leaseback of the manufacturing facility of the French Target and in accordance with Section 7.5(f).

               7.12 Changes in Fiscal Periods. Permit the fiscal year of the
                    -------------------------
Parent Borrower or the Subsidiary Borrower, as the case may be, to end on a day other than December 31 or change such Borrower's method of determining fiscal quarters.

               7.13 Negative Pledge Clauses. Enter into or suffer to exist or
                    -----------------------
become effective any agreement that prohibits or limits the ability of the Parent Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

               7.14 Clauses Restricting Subsidiary Distributions. Enter into
                    --------------------------------------------
or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Parent Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent Borrower or any other Subsidiary of the Parent Borrower, (b) make loans or advances to, or other Investments in, the Parent Borrower or any other Subsidiary of the Parent Borrower or (c) transfer any of its assets to the Parent Borrower or any other Subsidiary of the Parent Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

               7.15 Lines of Business. Enter into any business, either
                    -----------------
directly or through any Subsidiary, except for those businesses in which the Parent Borrower and its Subsidiaries are engaged on the date of this Agreement after giving effect to the Acquisitions or that are reasonably related thereto.

               7.16 Amendments to Acquisition Documents. (a) Amend, supplement
                    -----------------------------------
or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Parent Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Initial Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

               7.17 Minimum Borrowing Base. Permit the Average Excess
                    ----------------------
Availability measured at the first Business Day of each month to be less than $10,000,000; in the event the

Average Excess Availability shall be less than $10,000,000, the Administrative Agent, in its sole discretion, may require the following:

     (a) The Parent Borrower shall obtain the cooperation of all Account debtors in making payment directly to the Administrative Agent pursuant to the Lock Box Agreement(s). All money received from any source shall be deposited into the Collateral Account, and applied against the Revolving Loans;

     (b) The Parent Borrower shall execute and deliver to the Administrative Agent such additional reporting information, and at such frequency, as the Administrative Agent in its sole discretion, may require, and which may include without limitation, more frequent Borrowing Base Certificates, copies of customer invoices, original shipping or delivery receipts, declarations of inventory levels, Accounts, sales, agings, loan and accounts receivable reconciliations, contract, or other documentation;

     (c)  More frequent field examinations and appraisals;

     (d) Additional mandatory prepayment provisions from excess cash flow recapture, as may be negotiated in good faith between the Administrative Agent and the Parent Borrower.

                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only), Section 6.7(a) or Section 7 of this Agreement (other than Section 7.17) or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement (other than Section 7.17) or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the applicable Borrower from the Administrative Agent; or

          (e) The Parent Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                     --------
     clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

          (f) (i) The Parent Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any

     "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Parent Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k) there shall be a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date (the "Acceleration
                                                                 ------------
Date") pursuant to this Section 8, the Borrowers and the Lenders agree that the
----
outstanding Loans and Reimbursement Obligations and accrued but unpaid interest thereon not denominated in Dollars shall be automatically converted to Dollars on the Acceleration Date at the then applicable Exchange Rate and any Reimbursement Obligation not denominated in Dollars thereafter arising shall be automatically converted to Dollars on the date of the drawing giving rise thereto under the relevant Letter of Credit at the then applicable Exchange Rate. The Lenders hereby irrevocably agree for the benefit of each other (and not for the benefit of the Borrowers or any other obligors) that, effective as of the Acceleration Date, each Lender shall acquire participations in each then outstanding Loan and L/C Obligations in proportion to the aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders, in each case determined immediately prior to the Acceleration Date (such Lender's "Proportion"). On or promptly following the Acceleration Date, the
 ----------
Administrative Agent shall determine for each Lender the difference between (a) such Lender's Proportion of the aggregate principal amount of the outstanding Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversion to Dollars and (b) the aggregate principal amount of such Lender's actual outstanding Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversions to Dollars. Each Lender whose difference is positive shall make a payment which is equal to such difference to the Administrative Agent in Dollars in immediately available funds on a date set by the Administrative Agent promptly following the Acceleration Date. The Administrative Agent shall distribute such payment to the Lenders whose differences are negative, with such distribution to be ratable based upon the respective amounts of such negative differences. On each subsequent date on which a Reimbursement Obligation arises by virtue of a draw on a Letter of Credit, each Lender shall, promptly after being notified thereof, make a payment to the Issuing Lender equal to its Proportion of such Reimbursement Obligation. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to this Section 8 on the due date therefor, such Lender shall pay interest to the Administrative Agent for ratable distribution to the Lenders or Issuing Lenders entitled thereto on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, provided that if
                                                               --------
such Lender shall fail to make such payment within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Alternate Base Rate. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

               SECTION 9.  THE ADMINISTRATIVE AGENT

     9.1  Appointment.  Each Lender hereby irrevocably designates and appoints
          -----------
the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     9.2  Delegation of Duties.  The Administrative Agent may execute any of its
          --------------------
duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any of
          ----------------------
its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     9.4  Reliance by Administrative Agent.  The Administrative Agent shall be
          --------------------------------
entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5  Notice of Default.  The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Parent Borrower or the Subsidiary referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the
                                              --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender
          ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification.  The Lenders agree to indemnify the Administrative
          ---------------
Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8  Administrative Agent in Its Individual Capacity.  The Administrative
          -----------------------------------------------
Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not an Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     9.9  Successor Administrative Agent.  The Administrative Agent may resign
          ------------------------------
as Administrative Agent upon 10 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrowers shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the

Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     9.10 Multi-Currency Payment Agent.  The Multi-Currency Payment Agent
          ----------------------------
referred to herein shall be deemed to be a sub-agent of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Section 9.

                          SECTION 10.  MISCELLANEOUS

     10.1 Amendments and Waivers.  Neither this Agreement, any other Loan
          ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, increase any advance rate, including the Foreign Subsidiary Collateral Sublimit, calculated pursuant to the Borrowing Base, consent to the assignment or transfer by either of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents, release all or any substantial part of the Collateral or release any significant Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;
(vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (viii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (ix) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Parent Borrower and the Subsidiary Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to
                                            -------------------------------
share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided that any such Additional Extensions of Credit shall be subject to the Borrowing Base hereunder; and provided further that no Lender
                                                --------
hereunder shall be required to provide any Additional Extension of Credit.

     10.2 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or with an express overnight delivery service, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent and the Multi-Currency Payment Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

   The Parent Borrower:                  ACT Manufacturing, Inc.
                                         2 Cabot Road
                                         Hudson, Massachusetts 01749
                                         Attention: Jeffrey B. Lavin
                                         Telecopy: 978-567-4099
                                         Telephone: 978-567-4089

   The Administrative Agent:             THE CHASE MANHATTAN BANK
                                         270 Park Avenue
                                         New York, New York 10017
                                         Attention: Jesus Sang
                                         Telecopy: 212-552-5620
                                         Telephone: 212-552-7916

   with copies to:                       CHASE BUSINESS CREDIT CORP.
                                         One Chase Square, CS 5
                                         Rochester, New York 14643
                                         Attention: James Dailey
                                         Telecopy: 716-258-7440
                                         Telephone: 716-258-6580

                                         CHASE BUSINESS CREDIT CORP.
                                         101 Federal Street, Floor 19
                                         Boston, Massachusetts 02110
                                         Attention: Peter Langburd
                                         Telecopy: 617-342-7220
                                         Telephone: 617-342-7027

The Multi-Currency
Payment Agent:                           THE CHASE MANHATTAN BANK
                                         9 Thomas More Street
                                         London E1W 1YT
                                         United Kingdom
                                         Attention: Stephen Clark
                                         Telecopy: (44) 207 777 2360
                                         Telephone: (44) 207 777 2353

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

     10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

     10.5 Payment of Expenses and Taxes.  The Borrowers agree (a) to pay or
          -----------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation (i) the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, (ii) the fees and expenses of each field audit examination at the Administrative Agent's then prevailing rate, plus out-of-pocket expenses, and (iii) all fees, costs and expenses incurred in connection with any and all appraisals of Collateral and assets, with statements with respect to the foregoing to be submitted to the Borrowers prior to the Initial Closing Date (in the case of amounts to be paid on the Initial Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from
                                                      ----------
and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that
                                       ----------- -----------    --------
the Parent Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Parent Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor is delivered to the Parent Borrower in accordance with Section 10.2 hereof. Statements payable by the Parent Borrower pursuant to this Section 10.5 shall be submitted to the attention of Jeffrey B. Lavin (Telephone No. 978-567-4089) (Telecopy No. 978-567-4099), at the address of the Parent Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent. The agreements in this
Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations and Assignments.  (a) This
          ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender other than any Conduit Lender may, without the consent of any Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant")
                                                          -----------
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender other than any Conduit Lender (an "Assignor") may, in
                                                       --------
accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrowers and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations
                     --------
under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided
                                                                       --------
that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Parent Borrower, the Subsidiary Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrowers shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrowers. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrowers or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

     (d) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"),
    ---------------                                                      ---
identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any advance and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such advance, the Granting Lender shall be obligated to make such advance pursuant to the terms hereof. The making of an advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any advances to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of advances and
(ii) disclose on a confidential basis any non-public information relating to its advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of all such SPCs.

     (e) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names
                                     --------
and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any

Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

     (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     (h) The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

     (i) Each of the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however,
                                                              --------
that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     10.7 Adjustments; Set-off.  (a) Except to the extent that this Agreement
          --------------------
expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender")
                                                       -----------------
shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided,
                                                                 --------
however, that if all or any portion of such excess payment or benefits is
-------
thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the applicable Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent Borrower or the Subsidiary Borrower, as the case may be, hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower, as the case may be. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice
                                 --------
shall not affect the validity of such setoff and application.

     10.8  Counterparts.  This Agreement may be executed by one or more of the
           ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

     10.9  Severability.  Any provision of this Agreement that is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10 Integration.  This Agreement and the other Loan Documents represent
           -----------
the entire agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
           -------------
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     10.12 Submission To Jurisdiction; Waivers.  Each of the Borrowers hereby
           -----------------------------------
irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower or the Subsidiary Borrower, as the case may be, at its address set forth in
  Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     10.13 Acknowledgments.  Each of the Borrowers hereby acknowledges that:
           ---------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent Borrower or the Subsidiary Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Parent Borrower and the Subsidiary Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

     10.14 Releases of Guarantees and Liens.  (a) Notwithstanding anything to
           --------------------------------
the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by any Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person and the Administrative Agent and the Lenders will execute all documents and take all actions reasonably requested by any Borrower in evidence thereof.

          10.15  Confidentiality. Each of the Administrative Agent and each
                 ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
                 --------
Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any actual or prospective Transferee or Hedge Agreement counterparty that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.16  WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE
                 ---------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             ACT MANUFACTURING, INC.


                                             By: /s/ John A. Pino
                                                ------------------------------
                                                Name:  John A. Pino
                                                Title: President & CEO

                                             THE CHASE MANHATTAN BANK, as
                                             Administrative Agent and as a
                                             Lender

                                             By: /s/ Robert Anastasio
                                                ------------------------------
                                                Name:  Robert Anastasio
                                                Title: Vice President

                                             CITICORP USA, INC.


                                             By: /s/ Robert Chen
                                                ------------------------------
                                                Name:  Robert Chen
                                                Title: Vice President

                                             CREDIT SUISSE FIRST BOSTON


                                             By: /s/ William S. Lutkins
                                                ------------------------------
                                                Name:  WILLIAM S. LUTKINS
                                                Title: VICE PRESIDENT

                                             DEBIS FINANCIAL SERVICES, INC.


                                             By: /s/ James M. Vandervalk
                                                ------------------------------
                                                Name:  James M. Vandervalk
                                                Title: President, ABL Division

                                             FIRSTAR BANK, N.A.


                                             By: /s/ Derek S. Roudebush
                                                ------------------------------
                                                Name:  Derek S. Roudebush
                                                Title: Vice President

                                             FLEET CAPITAL CORPORATION


                                             By: /s/ Mark B. Schafer
                                                ------------------------------
                                                Name:  Mark B. Schafer
                                                Title: Vice President

                                             GMAC COMMERCIAL CREDIT LLC


                                             By: /s/ Frank Jinperato
                                                ------------------------------
                                                Name: Frank Jinperato
                                                Title: Senior Vice President

                                             HARRIS TRUST AND SAVINGS BANK


                                             By: /s/ Kirby M. Law
                                                ------------------------------
                                                Name:  KIRBY M. LAW
                                                Title: VICE PRESIDENT

                                             IBJ WHITEHALL BUSINESS CREDIT
                                             CORPORATION

                                             By: /s/ Bruce A. Kasper
                                                ------------------------------
                                                Name:  Bruce A. Kasper
                                                Title: Vice President

                                             NATIONAL BANK OF CANADA


                                             By: /s/ A. Keith Breyles
                                                ------------------------------
                                                Name:  A. Keith Breyles
                                                Title: Vice President & Mgr


                                             By: /s/ Leonard J. Pellecchia
                                                ------------------------------
                                                Name:  Leonard J. Pellecchia
                                                Title: Vice President

                                             THE PROVIDENT BANK


                                             By: /s/ Jose V. Garde
                                                ------------------------------
                                                Name:  Jose V. Garde
                                                Title: Vice President

                                             SOCIETE GENERALE


                                             By: /s/ Eric Cohen
                                                ------------------------------
                                                Name:  Eric Cohen
                                                Title: Managing Director

                                             SOVEREIGN BANK

                                             By: /s/ Joseph Becker
                                                ------------------------------
                                                Name:  Joseph Becker
                                                Title: S.V.P

                                             SUMMIT BANK

                                             By: /s/ Anthony Cortese
                                                ------------------------------
                                                Name:  Anthony Cortese
                                                Title: Vice President

                                                                         Annex A
                                                                         -------

                       PRICING GRID FOR REVOLVING LOANS,
                        TERM LOANS AND COMMITMENT FEES

=============================================================================================
                                              Applicable Margin for
Consolidated        Applicable Margin for     Alternate Base Rate            Commitment Fee
Leverage Ratio      Eurocurrency Loans                Loans                      Rate
---------------------------------------------------------------------------------------------
Greater than            2.75%                       1.75%                        0.500%
3.50:1.00
---------------------------------------------------------------------------------------------
Greater than or
equal to
3.00:1.00 but           2.50%                       1.50%                        0.500%
less than
3.50:1.00
---------------------------------------------------------------------------------------------
Greater than or
equal to
2.50:1.00 but           2.25%                       1.25%                        0.500%
less than
3.00:1.00
---------------------------------------------------------------------------------------------
Greater than or
equal to                2.00%                       1.00%                        0.500%
2.00:1.00 by
less than
2.50:1.00
---------------------------------------------------------------------------------------------
Less than               1.75%                       0.75%                        0.375%
2.00:1.00
=============================================================================================

Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that
                                                        ---------------
is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to
Section 7.1.

                                                                   Schedule 1.1A
                                                                   -------------

                                  COMMITMENTS

                                                    Multi-
                                                   Currency              US Dollar
                                                   Revolving             Revolving           Thai Term            French Term
   Name of Lender                                 Commitment             Commitment          Commitment           Commitment
   --------------                                 ----------             ----------          ----------           ----------
The Chase Manhattan Bank                        $ 3,797,468.35       $  9,702,531.65       $ 2,250,000.00       $ 6,750,000.00

Citicorp USA, Inc.                              $ 3,375,527.43       $  8,624,472.57       $ 2,000,000.00       $ 6,000,000.00

Credit Suisse First Boston                      $ 3,544,303.80       $  9,055,696.20       $ 2,100,000.00       $ 6,300,000.00

Debis Financial Services, Inc.                                       $  9,000,000.00       $ 1,500,000.00       $ 4,500,000.00

Firstar Bank, N.A.                                                   $ 12,000,000.00       $ 2,000,000.00       $ 6,000,000.00

Fleet Capital Corporation                       $ 2,869,198.31       $  7,330,801.69       $ 1,700,000.00       $ 5,100,000.00

GMAC Commercial Credit LLC                                           $ 12,000,000.00       $ 2,000,000.00       $ 6,000,000.00

Harris Trust And Savings Bank                   $ 2,869,198.31       $  7,330,801.69       $ 1,700,000.00       $ 5,100,000.00

IBJ Whitehall Business Credit Corporation                            $  9,000,000.00       $ 1,500,000.00       $ 4,500,000.00

National Bank of Canada                                              $ 10,200,000.00       $ 1,700,000.00       $ 5,100,000.00

The Provident Bank                                                   $  7,500,000.00       $ 1,250,000.00       $ 3,750,000.00

Societe Generale                                $ 3,544,303.80       $  9,055,696.20       $ 2,100,000.00       $ 6,300,000.00

Sovereign Bank                                                       $ 10,200,000.00       $ 1,700,000.00       $ 5,100,000.00

Summit Bank                                                          $  9,000,000.00       $ 1,500,000.00       $ 4,500,000.00
                                                --------------       ---------------       --------------       --------------
          Total                                 $20,000,000.00       $130,000,000.00       $25,000,000.00       $75,000,000.00
                                                --------------       ---------------       --------------       --------------